UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
    _______________________________
Form 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2018
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Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 17, 2018, Euronet Worldwide, Inc. (the "Company") and certain of its subsidiaries entered into a Credit Agreement (the "Agreement") with a lending syndicate consisting of fifteen banks (the "Lenders") with Bank of America, N.A. serving as Administrative Agent and Wells Fargo Bank, National Association along with U.S. Bank National Association serving as Co-Syndication Agents. Under the Agreement, the Lenders have made available a $1 billion senior unsecured credit facility (the "Credit Facility") consisting of a five-year revolving credit facility. At closing, the Company drew $119.1 million under the Credit Facility and the Company's existing credit agreement dated as of April 9, 2014 was repaid and terminated.
The revolving credit facility contains a $200 million sublimit for the issuance of letters of credit and a $50 million sublimit for U.S. dollar swingline loans and $90 million for swingline loans made in certain foreign currencies. Subject to certain conditions, the Company has the option to increase the Credit Facility by up to an additional $350 million by requesting additional commitments from existing or new lenders. Fees and interest on borrowings vary based upon the Company's corporate credit rating and will be based, in the case of letter of credit fees, on a margin, and in the case of interest, on a margin over LIBOR or a margin over the base rate, as selected by the Company, with the applicable margin ranging from 1.125% to 2.0% (or 0.175% to 1.0% for base rate loans). Based on the Company's corporate credit rating at closing, the applicable interest rates are LIBOR plus 1.375% or base rate plus 0.375%. The base rate is the highest of (i) the Bank of America prime rate, (ii) the Federal Funds rate plus 0.50% or (iii) the Fixed LIBOR rate plus 1.00%. The maturity date for the Credit Facility is five years from the closing date, at which time the outstanding principal balance and all accrued interest will be due and payable in full.
The Agreement contains customary affirmative and negative covenants, events of default and financial covenants, including (all as defined in the Agreement): (i) a Consolidated Total Leverage Ratio, depending on certain circumstances defined in the Agreement, not to exceed a range between 3.5 to 1.0 and 4.5 to 1.0; and (ii) a Consolidated Interest Coverage Ratio of not less than 4.0 to 1.0. Subject to meeting certain leverage ratio and liquidity requirements (as defined in the Agreement), the Company is permitted to repurchase common stock and debt.
The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which will be filed as Exhibit 10.1 to the registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018.
Item 1.02.     Termination of a Material Definitive Agreement.
In conjunction with entering into the Credit Facility described in Item 1.01 of this Current Report on Form 8-K, the Company repaid all outstanding amounts under its previous credit facility entered into April 9, 2014 and terminated the agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 3.03. Material Modification of Rights of Security Holders.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 7.01. Regulation FD Disclosure.
On October 17, 2018, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in Exhibit 99.1 is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Euronet Worldwide, Inc. dated October 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Rick L. Weller
Rick L. Weller
Chief Financial Officer
Date: October 23, 2018

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Euronet Worldwide, Inc. dated October 17, 2018